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                                                                    EXHIBIT 99.4



                                DOUBLECLICK INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                            ABACUS DIRECT CORPORATION
                               ________ STOCK PLAN


OPTIONEE:  <<First_Name>> <<Last_Name>>,

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the 23rd day of November, 1999 by DoubleClick Inc., a Delaware corporation ("DoubleClick").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Abacus Direct Corporation, a Delaware corporation ("Abacus"), which were granted to Optionee under the Abacus _____ Stock Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

               WHEREAS, Abacus has been acquired by DoubleClick through the merger of Abacus with and into DoubleClick (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between DoubleClick and Abacus (the "Merger Agreement").

               WHEREAS, the provisions of the Merger Agreement require DoubleClick to assume all obligations of Abacus under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 1.05 shares of DoubleClick common stock ("DoubleClick Stock") for each outstanding share of Abacus common stock ("Abacus Stock").

               WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by DoubleClick in connection with the Merger.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of Abacus Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Abacus Options") and the exercise price payable per share are set forth below. DoubleClick hereby assumes, as of the Effective Time, all the duties and obligations of Abacus under each of the Abacus Options. In connection with such assumption, the number of shares of DoubleClick Stock purchasable under each Abacus

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Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of DoubleClick Stock subject to each Abacus Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of DoubleClick Stock under the assumed Abacus Option shall also be as indicated for that option below.

-------------------------------------------------------------------------------------------------
              ABACUS STOCK OPTIONS                         DOUBLECLICK ASSUMED OPTIONS
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 # of Shares of Abacus      Exercise Price per        # of Shares of        Adjusted Exercise
      Common Stock                Share             DoubleClick Common       Price per Share
                                                          Stock
-------------------------------------------------------------------------------------------------
     Abacus Shares            $Abacus Price             DC Shares               $DC Price
-------------------------------------------------------------------------------------------------

               2. The intent of the foregoing adjustments to each assumed Abacus Option is to assure that the spread between the aggregate fair market value of the shares of DoubleClick Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Abacus Stock subject to the Abacus Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Abacus Option immediately prior to the Merger.

               3. The following provisions shall govern each Abacus Option hereby assumed by DoubleClick:

                      (a) Unless the context otherwise requires, all references
               in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean DoubleClick, (ii) to "Share" shall mean share of DoubleClick Stock, (iii) to the "Board" shall mean the Board of Directors of DoubleClick and (iv) to the "Committee" shall mean the Compensation Committee of the DoubleClick Board of Directors.

                      (b) The grant date and the expiration date of each assumed
               Abacus Option and all other provisions which govern either the exercise or the termination of the assumed Abacus Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase DoubleClick Stock.

                      (c) Pursuant to the terms of the Option Agreement, none of your options assumed by DoubleClick in connection with the transaction will vest and become exercisable on an accelerated basis upon the consummation of the Merger. Each Abacus Option shall be assumed by DoubleClick as of the Effective Time. Each such assumed Abacus Option shall thereafter continue to vest for any remaining unvested shares of DoubleClick Stock subject to that



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               option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                      (d) For purposes of applying any and all provisions of the
               Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Abacus, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to DoubleClick or any present or future DoubleClick subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Abacus Options upon Optionee's cessation of service as an employee or a consultant of Abacus shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with DoubleClick and its subsidiaries, and each assumed Abacus Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3) month period, following such cessation of service as an employee or a consultant of DoubleClick and its subsidiaries.

                      (e) The adjusted exercise price payable for the
               DoubleClick Stock subject to each assumed Abacus Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of DoubleClick Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Abacus Stock prior to the Merger shall be taken into account.

                      (f) In order to exercise each assumed Abacus Option,
               Optionee must deliver to DoubleClick a written notice of exercise in which the number of shares of DoubleClick Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of DoubleClick Stock and should be delivered to DoubleClick at the following address:

                             DoubleClick Inc.
                             ________________________________
                             ________________________________

               4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.



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               IN WITNESS WHEREOF, DoubleClick Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 23rd day of November, 1999.


                                        DOUBLECLICK INC.



                                        By:_____________________________________



                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Abacus Options hereby assumed by DoubleClick are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.



                                        ________________________________________
                                        <<First_Name>> <<Last_Name>>, OPTIONEE



DATED: __________________, 1999



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